UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2006
                                                          --------------

                          Navstar Media Holdings, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)


            Nevada                       000-50340               752980786
            -------                     ----------               ---------
State or other jurisdiction     (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)

                         26, Chaowai Road, Suite A2205,
                    Chaoyang District, Beijing, 100020, China
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                               Phone: 646.688.4413
                                Fax: 646.349.3864


     Registrant's telephone number, including area code: 011-86-139-11113602
                                                         -------------------
                         Premier Document Services, Inc.
                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive  Agreement
            -----------------------------------------------

     The Company has decided to terminate in its entirety the Master Agreement between the Company and shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively, "Dong Fang Group") and not to complete the acquisition of Dong Fang Group. The Company made the decision to terminate the Master Agreement based on due diligence efforts that uncovered potential liabilities associated with the Dong Fang Group and in view of other superior investment opportunities existing in the market. The terminated Master Agreement was intended to acquire a 70% ownership interest in the Dong Fang Group. Pursuant to the terminated Master Agreement, the Company was to issue 6.2 million shares of its common stock to existing shareholders of the Dong Fang Group and was to pay $800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations. In view of the termination, the 6.2 million shares of common stock will not be issued to the shareholders of the Dong Fang Group and will be cancelled.

     The Company paid $500,000 for certain assets and rights. The Company may employ or, through other arrangements, engage on a selective basis some creative personnel from the Dong Fang Group, based on their expertise and ability to contribute to the Company.

     As announced earlier, the Company will continue to focus on content production and distribution under the umbrella of Beijing Media and will expand its presence in syndicated column content production. The Company will also strengthen its relationships with media industry leaders while exploring additional acquisition and investment opportunities in the fast growing media industry in China.



                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Navstar Media Holdings, Inc.
                                                          (Registrant)

                                                   /s/ Don Lee
                                                   ---------------------------
                                                   (Signature)
Date:  March 31, 2006                                Don Lee